EXHIBIT 10.24
NMI HOLDINGS, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Performance Based)
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [●] (the “Grant Date”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and [●] (“Participant”).
WHEREAS, the Company has adopted the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant restricted stock units with respect to a number of shares of the Company’s Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Unit Award.
(a)Grant. The Company hereby grants to Participant an award of restricted stock units (“RSUs”) with respect to [●] Shares (the “Target RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in Exhibit A hereof or in the Plan.
2.Vesting.
(a)Following the completion of the Performance Period, the Committee (i) shall determine the Company’s BVPS Growth Percentage, (ii) will certify the level of achievement with respect to the BVPS Vesting Percentage and (iii) will determine the portion of Target RSUs granted herein that have vested and become Earned Shares.  Upon the Committee’s determination, Participant shall immediately forfeit for no consideration any and all Target RSUs which do not become Earned Shares (the “Unvested Target RSUs”), and Participant’s rights in any such Unvested Target RSUs shall immediately lapse and expire. The date of the Committee’s determination of Earned Shares shall be made in writing no later than the 60th day following the completion of the Performance Period (the date of the Committee’s determination, the “Determination Date”).
(b)Termination of Employment. Except as provided in this Section 2(b), if Participant incurs a Termination of Employment, all unvested RSUs shall be forfeited by Participant without consideration therefor. If Participant incurs a Termination of Employment as a result of a termination by the Company or its Affiliate without Cause on or after the first anniversary of the Grant Date, then (i) if such Termination of Employment occurs on or following the completion of the Performance Period, the then outstanding RSUs shall vest in accordance with paragraph (a) above, or (ii) if such Termination occurs prior to the expiration of the Performance Period, (A) the RSUs shall remain outstanding through the last day of the Performance Period, without regard to the Termination of Employment, (B) the number of Target RSUs which become Earned Shares, if any, shall be determined based on the Committee’s computation and certification of the BVPS Vesting Percentage as if no Termination of Employment had occurred, and (C) the number of Earned Shares that become vested shall be determined by multiplying (x) the number of Earned Shares by (y) a fraction, the numerator of which is the number of days which elapsed from the commencement of the Performance Period through the date of the Termination of Employment and the denominator of which is 1,095 (the “Vested

EXHIBIT 10.24
Earned Shares”, with the difference between the Earned Shares and the Vested Earned Shares, the “Unvested Earned Shares”), and any then Unvested Target RSUs and Unvested Earned Shares as of such date shall immediately be forfeited for no consideration, and Participant’s rights in any such Unvested Target RSUs or Unvested Earned Shares shall immediately lapse and expire. If Participant incurs a Termination of Employment due to the Participant’s death or Disability, unvested RSUs shall vest immediately and the number of RSUs which become Earned Shares will be equal to the number of Target RSUs.
(c)Change in Control. Notwithstanding any of the foregoing, if a Change in Control occurs (i) on or following the completion of the Performance Period, one hundred percent (100%) of the then-unvested Target RSUs shall vest and become Earned Shares in accordance with the provisions of paragraph (a) above, or (ii) prior to the expiration of the Performance Period, then (A) the last day of the calendar quarter prior to date of the Change in Control shall be deemed to be the last day of the Performance Period for purposes of paragraph (a) above, (B) the Committee shall determine that the number of Target RSUs which become Earned Shares shall be equal to the greater of (x) the number of Earned Shares that would result by determining the BVPS Vesting Percentage through such date and (y) the number of Target RSUs, and (C) all Earned Shares shall immediately vest and any other Unvested Target RSUs as of such date shall immediately be forfeited for no consideration, and Participant’s rights in any such Unvested Target RSUs shall lapse and expire. All Earned Shares that become vested pursuant to this paragraph (c) shall be deemed to be vested immediately prior to the Change in Control, such that the Earned Shares will receive the same consideration and treatment in the Change in Control as all other outstanding Shares held by the public.
3.Settlement. As soon as practicable after the date that the Committee determines the number of Earned Shares to which Participant becomes entitled under Section 2 above (and in any event, no later than 15 business days immediately following such date), the Earned Shares shall be delivered to Participant. Subject to Section 4 (pertaining to the withholding of taxes) and Section 3(d) of the Plan (as applicable), for each RSU settled pursuant to this Section 3, the Company shall issue to Participant the number of Shares that are issuable pursuant to Section 2.

4.Tax Withholding. As a condition to delivery of the Shares in respect of vested RSUs, Section 15(d) of the Plan requires Participant to make provisions satisfactory to the Company for payment of, any federal, state or local taxes and other statutory obligations (including, but not limited to, Participant’s FICA and SDI obligations) in respect of the transfer of Shares in settlement of the RSUs. The Company shall have the power and the right to (i) deduct or withhold from all amounts payable or Shares issuable to Participant pursuant to the RSUs or otherwise, or (ii) require Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes of any kind or other statutory obligations (including, but not limited to, Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. The Company may permit or require any such statutorily required minimum withholding obligation with regard to Participant to be satisfied by reducing the number of Shares otherwise deliverable to Participant hereunder, subject in all instances to the exemption requirements of Section 16(b).
5.No Rights as Stockholder. Subject to 2(c), until such time as the RSUs have been settled and the underlying Shares have been delivered to Participant and Participant has become the holder of record of such Shares, Participant shall have no rights as a stockholder, including, without limitation, the right to dividends and the right to vote.
6.Transferability. The RSUs may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

EXHIBIT 10.24
7.Adjustment. Upon any event described in Section 3(d) of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 3(d) of the Plan shall apply to the RSUs, to the extent applicable thereunder.
8.Miscellaneous.
(a)Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s spouse or domestic partner, attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law to be disclosed.
(b)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the RSUs granted thereunder; provided that any such waiver or amendment that would materially impair the rights of any Participant or any holder or beneficiary of any RSUs or Earned Shares granted hereunder shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)Unsecured Obligation. This Award is unfunded, and even as to any RSUs which vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
(d)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:
NMI Holdings, Inc.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
Attention: General Counsel

if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile or e-mail.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

EXHIBIT 10.24
(g)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
(h)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(i)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(j)Bound by the Plan. By signing this Agreement, Participant acknowledges receipt of a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(k)Section 409A. It is intended that the Awards granted pursuant to this Agreement and the provisions of this Agreement be exempt from or be designed such that the taxes and/or penalties under Section 409A of the Code are not imposed, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(l)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(m)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(n)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
9.Compliance with Legal Requirements. The grant of the RSUs and the delivery of Shares in respect thereof, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. Subject to Section 8(k) of this Agreement, the Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
10.Clawback. The grant of RSUs is subject to any incentive compensation recoupment policy established from time to time by the Company.
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EXHIBIT 10.24
By electronically acknowledging and accepting this award of Restricted Stock Units following the date of the Company’s electronic notification to the Participant, the Participant accepts the award of the Restricted Stock Units described in this Agreement and agrees that all decisions and determinations of the Committee with respect to the Restricted Stock Units shall be final and binding.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
NMI HOLDINGS, INC.

___________________________________
By:
Title:

PARTICIPANT
___________________________________

[Signature Page to Restricted Stock Unit Award Agreement (Performance Based)]

EXHIBIT 10.24
EXHIBIT A
CERTAIN DEFINED TERMS

For purposes of the Agreement, the following terms have the following meanings:

(a)“Adjusted Book Value” means, for any year, (i) the consolidated stockholder’s equity of the Company computed in accordance with GAAP, as reflected in the Company’s financial statements, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss); (ii) the cumulative effect of cash dividends paid on the Company’s Common Stock during the Performance Period, (iii) the cumulative effect of the issuance or repurchase of the Company’s Common Stock during the performance period, (iv) the cumulative effect of changes in accounting principles under GAAP during the performance period, and (v) the cumulative effect of changes in tax law and/or tax rates during the performance period.
(b)“BVPS” means, for any year, Adjusted Book Value divided by Common Shares Outstanding.
(c)“BVPS Growth Percentage” means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31 of the year immediately preceding the beginning of the Performance Period.
(d)“BVPS Vesting Percentage” means a function of the BVPS Growth Percentage achieved by the Company during the Performance Period, rounded to the nearest tenth of a percent (0.1%), and shall be determined as follows:

BVPS Growth Percentage (rounded to the nearest tenth of a percent)	BVPS Vesting Percentage*
[XX%]	[XX%]
[XX%]	[XX%]
[XX%]	[XX%]
[XX%]	[XX%]

*If the BVPS Growth Percentage falls between the performance levels shown above, the BVPS Vesting Percentage shall be determined using a straight-line linear interpolation between the respective levels shown.

(e)“Common Shares Outstanding” means, the total number of basic shares of Company Common Stock outstanding, as of December 31 of the year for which BVPS is being calculated, excluding any shares of Company Common Stock issued in excess of target in connection with the vesting of performance-based RSUs during the Performance Period, and further adjusted to exclude the impact of any issuance, repurchase or stock split activity on Company Common Stock during the Performance Period.
(f)“Earned Shares” means (i) the number of Target RSUs granted herein, multiplied by (ii) the BVPS Vesting Percentage.
(g)“Performance Period” means the period commencing on [●] and ending on [●].